Exhibit 99.1

For Immediate Release September 1, 2004	www.fairchildsemi.com
Investor Relations:
Dan Janson 207-775-8660 investor@fairchildsemi.com

Corporate Communications:
Fran Harrison 207-775-8576 fran.harrison@fairchildsemi.com

Public Relations Firm:
Barbara Ewen CHEN PR 781-466-8282 bewen@chenpr.com

NEWS RELEASE

Fairchild Semiconductor Reiterates Previous
Third Quarter Guidance

South Portland, Maine – Fairchild Semiconductor (NYSE:FCS) the leading supplier of high performance products that optimize power, today reiterated its previous third quarter guidance for sales to be roughly the same as the second quarter of 2004.

“As expected, bookings were soft during the first two months of this quarter,” said Kirk Pond, Fairchild’s president, CEO and chairman of the Board. “Our guidance for the third quarter assumes that demand will increase seasonally in September and based on the overall economic conditions and our discussions with customers we still expect this increase to occur.

“Bookings have been slow in most end markets during the first two months of the third quarter,” stated Pond. “Television and automotive end markets were strongest with backlog flat to slightly higher, offset by lower backlog in the consumer, computing, power supply and adapter end markets. From a product perspective, orders continue to be stronger for our power products, especially for our latest power conversion and regulation solutions and weaker in our older mature logic products. We’ve also reduced our average lead times to about 13 weeks to improve our responsiveness to customer demand. With shorter lead times, our backlog has decreased from the end of the prior quarter and remains at a healthy level. Pricing for turns orders has become more competitive in some product segments but overall backlog prices are still roughly flat to the prior quarter. While distribution resales have been slow through the summer months, we expect the typical seasonal strength of September and October to help us meet our goals of maintaining or reducing channel inventory levels from the prior quarter.

“We continue to focus on growing our power business through new products while continually lowering costs,” said Pond. “We won new designs at Samsung for advanced power conversion products supporting televisions and plasma display panels. Our new DVD-RW motor controller was designed in by a number of large Asian manufacturers. We gained new sockets in the computing end markets with our low power MOSFET switches in our latest PowerTrench III® process. In addition to our success in new products, we’re progressing well with our production schedules in both the Mountaintop, Pennsylvania 8” fab and Suzhou, China assembly and test facility and expect to see continued long-term cost reductions from these investments.

“The summer months are typically slow in our industry and this quarter it appears that we are also dealing with some short-term inventory and backlog reductions by our customers,” concluded Pond. “The key to meeting our sales forecast this quarter will be our ability to book and turn the required orders in September. Looking beyond this quarter, Fairchild continues to increase our power portfolio with great new products while lowering manufacturing costs to enable higher and more stable gross margins throughout the business cycle.”

Fairchild expects to report its third quarter financial results after the market closes on October 14, 2004.

Special Note on Forward-Looking Statements:

The paragraphs above contain forward-looking statements that are based on management’s assumptions and expectations and that involve risk and uncertainty. Forward-looking statements usually, but do not always, contain forward-looking terminology such as “we believe,” “we expect,” or “we anticipate,” or refer to management’s expectations about Fairchild’s future performance. Many factors could cause actual results to differ materially from those expressed in forward-looking statements. Among these factors are the following: changes in overall global or regional economic conditions; changes in demand for our products; changes in inventories at our customers and distributors; technological and product development risks; availability of manufacturing capacity; availability of raw materials; competitors’ actions; loss of key customers; order cancellations or reduced bookings; changes in manufacturing yields or output; and significant litigation. These and other risk factors are discussed in the company’s quarterly and annual reports filed with the Securities and Exchange Commission (SEC) and available at the Investor Relations section of Fairchild Semiconductor’s web site at http://investor.fairchildsemi.com or the SEC’s web site at www.sec.gov.

About Fairchild Semiconductor:

Fairchild Semiconductor (NYSE: FCS) is the leading global supplier of high performance power products critical to today’s leading electronic applications in the computing, communications, consumer, industrial and automotive segments. As The Power Franchise®, Fairchild offers the industry’s broadest portfolio of components that optimize system power through minimization, conversion, management and distribution functions. Fairchild’s 9,000 employees design, manufacture and market power, analog & mixed signal, interface, logic, and optoelectronics products from its headquarters in South Portland, Maine, USA and numerous locations around the world. Please contact us on the web at www.fairchildsemi.com.